Exhibit 99.1

News Release

U-Store-It Trust Reports Operating Results for the Three Months and Year Ended December 31, 2007

17% Increase in FFO per Share; 7% Increase in Same-Store Rental Income and 7% Increase in Same-Store NOI

CLEVELAND, OH — (MARKET WIRE) — February 28, 2008 — U-Store-It Trust (NYSE: YSI) announced its operating results for the three months and year ended December 31, 2007. “Our strong fourth quarter results clearly indicate that the building blocks put in place over the last 18 months have created a solid foundation. We plan to build on that foundation,” said Dean Jernigan, President and Chief Executive Officer of U-Store-It.

Significant highlights of the quarter and year include:

•                  Funds from Operations (“FFO”) of $0.21 per share for the three months ended December 31, 2007, a 16.7% increase over the $0.18 per share reported in the same period of the previous year. FFO per share was negatively impacted during the current quarter by approximately $0.01 per share due to dilution from the development/lease-up assets acquired in 2007.

•                  An increase in fourth quarter rental income and total revenue on the 329 same-store facilities by 7.1% and 5.5%, respectively, when compared to the three months ended December 31, 2006.

•                  An increase in fourth quarter net operating income (“NOI”) on the 329 same-store facilities by 7.2% when compared to the three months ended December 31, 2006.

•                  Average fourth quarter same-store physical occupancy (calculated on square feet) of 82%, a gain of 200 basis points over the fourth quarter of 2006.

•                  At December 31, 2007, the Company had approximately 3,300 or 2.4% more occupied self-storage units in the same-store portfolio compared to January 1, 2007.

•                  An increase of approximately 24,000 or 23.9% in the number of units rented at the same-store facilities during 2007 compared to 2006.

•                  A $1.1 million or 40% reduction in bad debt write-offs during the fourth quarter of 2007 compared to the fourth quarter of 2006.

•                  During 2007, we made significant investments into our portfolio including painting 112 facilities, completing asphalt and concrete projects at 42 facilities, remodeling 29 offices/apartments and expanding 4 facilities.

President and Chief Executive Officer Dean Jernigan commented, “We are extremely pleased to end the year on such a high note. At the end of the third quarter, we believed that our turnaround efforts were beginning to show positive and tangible results.  These results are even more obvious in the fourth quarter.  During 2007, we rented approximately 157,000 units, increased physical occupancy on the same-store pool 150 basis points at year-end, cleaned up our tenant receivables, completed the staffing in both our operations and administrative functions, enhanced our systems and streamlined our processes.   While we always knew internally that our efforts would produce the desired effect, our results in the fourth quarter are tangible signs of those efforts.  In 2008, we will continue to invest in our assets, systems and people. We also will be aggressive in our marketing and leasing efforts with the belief that the result will be a continuation of strong financial and operational performance.”

Funds from Operations

FFO for the fourth quarter of 2007 was $12.9 million, compared to $11.6 million for the fourth quarter of 2006. FFO per share grew 16.7% to $0.21 per share for the fourth quarter of 2007, compared to $0.18 for the same quarter of last year. The Company’s fourth quarter 2007 FFO was negatively impacted by approximately $0.01 per share attributable to the Company’s development asset acquired in January 2007 and the lease-up portfolio acquired in September 2007.

FFO for the year ended December 31, 2007 (excluding the third quarter non-recurring lease abandonment charge) was $53.9 million or $0.86 per share.  Included in our first quarter 2007 FFO is $1.0 million of legal and professional costs associated with an inquiry into actions of a former Trustee and a former officer.  After adjusting for this item, FFO per share for the year ended 2007 was $0.88 compared to $54.8 million or $0.87 per share for the year ended December 31, 2006.

Operating Results

The Company reported a net loss of $5.9 million or $0.10 per share in the fourth quarter of 2007, compared to a net loss of $5.7 million or $0.10 per share for the quarter ended December 31, 2006.  For the year ended December 31, 2007, the Company reported a net loss of $13.1 million or $0.22 per share as compared to a net loss of $8.6 million or $0.15 per share for the year ended December 31, 2006.   The increase in net loss is primarily attributable to increased depreciation expense of $2.2 million and $6.1 million in the quarter and year ended December 31, 2007 as compared to the quarter and year ended December 31, 2006, respectively.

Total revenues increased $5.8 million and total operating expenses increased $4.8 million in the fourth quarter of 2007, compared to the same period in 2006. Increases in total revenues and property operating expenses are attributable to the acquisition of 17 self-storage facilities for approximately $140.5 million since December 31, 2006 and increases in same-store revenues and expenses. General and administrative expenses increased by $0.3 million in the fourth quarter of 2007 compared to the same period in 2006.

Interest expense increased approximately $1.8 million in the fourth quarter of 2007, compared to the fourth quarter of 2006, primarily as a result of the additional debt used to fund the acquisition of 17 facilities purchased since December 31, 2006.

The Company’s 409 owned facilities, containing 26.1 million rentable square feet, had a physical occupancy at December 31, 2007 of 79.5% (80.0% exclusive of the lease-up assets) and an average physical occupancy for the quarter ended December 31, 2007 of 80.3% (80.8% exclusive of the lease-up assets).

Same-Store Results

The Company’s same-store pool at December 31, 2007 represented 329 facilities containing approximately 20.0 million rentable square feet and included approximately 76.7% of the aggregate rentable square feet of the Company’s 409 owned facilities. These same-store facilities represent approximately 85.5% of property net operating income for the quarter ended December 31, 2007.

The same-store average physical occupancy for the fourth quarter of 2007 was 82.0% compared to 80.0% for the same quarter of last year. In-place annual rent per square foot grew 0.6% to $12.31 in the fourth quarter of 2007 over the same quarter of last year. Same-store rental income for the fourth quarter of 2007 grew 7.1% over the same period in 2006. Same-store total revenues and operating expenses grew 5.5% and 3.2%, respectively, over the fourth quarter of 2006. Same-store net operating income grew 7.2% in the fourth quarter of 2007 compared to the same quarter of 2006.

For the year ended December 31, 2007, the same-store revenue, operating expenses and net operating income grew 2.2%, 4.0%, and 1.1%, respectively, as compared to the results for the year ended December 31, 2006. Average physical occupancy of the same-store pool for 2007 was 81.7% as compared to 81.2% during 2006.

Acquisition and Disposition Activity

During the fourth quarter, the Company disposed of two business park assets in Tucson, Arizona for $6.4 million. The Company recognized a gain of approximately $395 thousand on the sale. The proceeds were used repay mortgage debt and to reduce balances outstanding under our revolving credit facility.

During January 2008, we acquired a self-storage facility in Washington D.C. of approximately 63,000 square feet for $13.3 million.  This is one of our identified core growth markets and we plan to recycle a portion of our capital into these markets going forward.

Quarterly Dividend

On December 13, 2007, the Company declared a dividend of $0.18 per share. The dividend was paid on January 22, 2008, to shareholders of record on January 7, 2008.

On February 27, 2008, the Company declared a dividend of $0.18 per share payable on April 22, 2008, to shareholders of record on April 7, 2008.

First Quarter 2008 Financial Outlook

The Company estimates that its fully-diluted FFO per share for the three months ending March 31, 2008 will be between $0.19 and $0.21, and that its fully-diluted net loss per share for the period will be between $0.10 and $0.12. The Company’s estimate is based on the following key assumptions:

•                  General and administrative expenses of approximately $5.5 million

•                  Same-store average occupancy of approximately 79.0%

•                  Same-store revenue growth of 4.25%-5.25% over the first quarter of 2007

•                  Same-store expense growth of 6.0%-7.0% over the first quarter of 2007

•                  Same-store net operating income growth of 3.0%-4.0% over the first quarter of 2007

•                  Dilution during the first quarter of 2008 from the 15 development/lease-up properties of approximately $0.01 per share

Guidance for 2008	Range or Value
Earnings (loss) per diluted share allocated to common shareholders	$(0.12)	to	$(0.10)
Less: gains on sales of real estate	—		—
Plus: real estate depreciation and amortization	0.31		0.31
FFO per diluted share	$0.19	to	$0.21

“We are affirming our previously issued full-year 2008 guidance. Our outlook for the first quarter of 2008 is one of appropriate cautious optimism. While many signs point to our economy being in a recession and while our credit markets remain dislocated, we continue to experience strong fundamentals in our business,” said Christopher Marr, Chief Financial Officer.

Conference Call

Management will host a conference call at 11:00 a.m. EDT on Friday February 29, 2008, to discuss financial results for the year and three months ended December 31, 2007.

A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.u-store-it.com. The dial-in numbers are 1-800-860-2442 for domestic callers and +1 412-858-4600 for international callers. After the live webcast, the call will remain available on U-Store-It’s website for thirty days. In addition, a telephonic replay of the call will be available until March 31, 2008. The replay dial-in number is 1-877-344-7529 for domestic callers and +1 412-317-0088 for international callers.  The replay passcode number is 415385#.

Supplemental operating and financial data as of December 31, 2007 is available on our corporate website under the heading “Investor Relations and Corporate Information.”

About U-Store-It Trust

U-Store-It Trust is a self-administered and self-managed real estate investment trust. The Company’s self-storage facilities are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers. According to the Self-Storage Almanac, U-Store-It Trust is one of the top four owners and operators of self-storage facilities in the United States.

Non-GAAP Performance Measurements

FFO is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”). The White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a key performance indicator in evaluating the operations of the Company’s facilities. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States. The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property and depreciation, which can make periodic and peer analyses of operating performance more difficult. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

We define net operating income, which we refer to as “NOI,” as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income: interest expense, loan procurement amortization expense, early extinguishment of debt, minority interest, loss on sale of storage facilities, depreciation and general and administrative, and deducting from net income: income from discontinued operations, gains on sale of self-storage facilities, and interest income.  NOI is not a measure of performance calculated in accordance with GAAP.

Management uses NOI as a measure of operating performance at each of our facilities, and for all of our facilities in the aggregate. NOI should not be considered as a substitute for operating income, net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP.

Forward-Looking Statements

This presentation, together with other statements and information publicly disseminated by U-Store-It Trust (“we,” “us,” “our” or the “Company”), contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:

•         national and local economic, business, real estate and other market conditions;

•         the competitive environment in which we operate;

•         the execution of our business plan;

•         financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt;

•         increases in interest rates and operating costs;

•         our ability to maintain our status as a real estate investment trust (“REIT”) for federal income tax purposes;

•         acquisition and development risks;

•         changes in real estate and zoning laws or regulations;

•         risks related to natural disasters;

•         potential environmental and other liabilities;

•         other factors affecting the real estate industry generally or the self-storage industry in particular; and

•         other risks identified in Item 1A of this Annual Report on Form 10-K and, from time to time, in other reports we file with the Securities and Exchange Commission (the “SEC”) or in other documents that we publicly disseminate.

We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise except as may be required in securities laws.

Contact:

U-Store-It Trust

Christopher P. Marr

Chief Financial Officer

(610) 293-5700

U-STORE-IT TRUST AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31,	December 31,
	2007	2006
ASSETS
Storage facilities	$1,916,396	$1,771,864
Accumulated depreciation	(269,278)	(205,049)
	1,647,118	1,566,815
Cash and cash equivalents	4,517	19,716
Restricted cash	15,818	14,126
Loan procurement costs - net of amortization	6,108	7,575
Other assets	14,270	6,475
Due from related parties	—	632
Total assets	$1,687,831	$1,615,339

LIABILITIES AND SHAREHOLDERS’ EQUITY

Revolving credit facility	$219,000	$90,500
Unsecured term loan	200,000	200,000
Secured term loan	47,444	—
Mortgage loans and notes payable	561,057	588,930
Accounts payable and accrued expenses	33,623	22,590
Due to related parties	110	336
Distributions payable	11,300	18,197
Deferred revenue	10,148	9,740
Security deposits	548	655
Total liabilities	1,083,230	930,948

Minority interests	48,982	56,898

Commitments and contingencies

Shareholders’ Equity
Common shares $.01 par value, 200,000,000 shares authorized, 57,577,232 and 57,335,490 shares issued and outstanding at December 31, 2007 and December 31, 2006, respectively	576	573
Additional paid in capital	797,940	794,632
Accumulated other comprehensive income	(1,664)	—
Accumulated deficit	(241,233)	(167,712)
Total shareholders’ equity	555,619	627,493
Total liabilities and shareholders’ equity	$1,687,831	$1,615,339

U-STORE-IT TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months	Three months	Year	Year
	ended	ended	ended	ended
	December 31,	December 31,	December 31,	December 31,
	2007	2006	2007	2006
	(Dollars and shares in thousands, except per share data)
REVENUES
Rental income	$56,173	$49,911	$211,974	$195,331
Other property related income	3,912	4,315	16,828	14,816
Other - related party	25	118	365	457
Total revenues	60,110	54,344	229,167	210,604
OPERATING EXPENSES
Property operating expenses	26,702	24,313	96,802	85,415
Property operating expenses - related party	7	22	59	69
Depreciation	19,930	17,754	70,192	64,079
Asset write-off	—	—	—	305
Lease abandonment	—	—	1,316	—
General and administrative	5,221	4,866	21,966	21,675
General and administrative - related party	—	88	337	613
Total operating expenses	51,860	47,043	190,672	172,156
OPERATING INCOME	8,250	7,301	38,495	38,448
OTHER INCOME (EXPENSE)
Interest:
Interest expense on loans	(14,813)	(13,060)	(54,108)	(45,628)
Loan procurement amortization expense	(440)	(478)	(1,772)	(1,972)
Write-off of loan procurement cost due to early extinguishment of debt	—	(634)	—	(1,907)
Interest income	97	200	401	1,336
Other	124	264	118	191
Total other expense	(15,032)	(13,708)	(55,361)	(47,980)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE MINORITY INTERESTS	(6,782)	(6,407)	(16,866)	(9,532)
MINORITY INTERESTS	574	530	1,385	790
INCOME (LOSS) FROM CONTINUING OPERATIONS	(6,208)	(5,877)	(15,481)	(8,742)
DISCONTINUED OPERATIONS
Income from operations	(39)	206	102	208
Gain on disposition of discontinued operations	395	—	2,517	—
Minority interest attributable to discontinued operations	(32)	(17)	(215)	(17)
Income from discontinued operations	324	189	2,404	191
NET INCOME (LOSS)	$(5,884)	$(5,688)	$(13,077)	$(8,551)

Basic and diluted loss per share from continuing operations	$(0.10)	$(0.10)	$(0.26)	$(0.15)
Basic and diluted earnings per share from discontinued operations	$—	$—	$0.04	$—
Basic and diluted loss per share	$(0.10)	$(0.10)	$(0.22)	$(0.15)

Weighted-average basic shares outstanding	57,589	57,412	57,497	57,287
Weighted-average diluted shares outstanding	57,589	57,412	57,497	57,287

Distributions declared per common share and unit	$0.18	$0.29	$1.05	$1.16

Same-store facility results (329 facilities)

(in thousands, except percentage and per square foot data)

	Three months ended
	December 31,		Percent
	2007	2006	Change
REVENUES
Rental income	$44,660	$41,683	7.1%
Other property related income	3,030	3,505	-13.6%

Total revenues	$47,690	$45,188	5.5%

OPERATING EXPENSES
Property taxes	5,094	5,879	-13.4%
Personnel expense	5,450	5,303	2.8%
Advertising	1,359	1,636	-16.9%
Repair and maintenance	813	543	49.7%
Utilities	2,134	1,883	13.3%
Property insurance	646	806	-19.9%
Other expenses	3,638	2,498	45.6%

Total operating expenses	$19,134	$18,548	3.2%

Net operating income (1)	$28,556	$26,640	7.2%

Gross margin	59.9%	59.0%

Period average occupancy (2)	82.0%	80.0%

Period end occupancy (3)	81.2%	79.7%

Total rentable square feet	20,040	20,040

Realized annual rent per occupied square foot (4)	$10.87	$10.40

In place annual rent per square foot (5)	$12.31	$12.23

Reconciliation of Same-Store Net Operating Income to Operating Income

Same-store net operating income (1)	$28,556	$26,640
Non same-store net operating income (1)	6,435	5,140
Indirect property overhead	(1,590)	(1,771)
Depreciation	(19,930)	(17,754)
General and administrative expense	(5,221)	(4,954)

Operating Income	$8,250	$7,301

(1)	Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes the impact of depreciation and general & administrative expense.
(2)	Square feet occupancy represents the weighted average occupancy for the period.
(3)	Represents occupancy at December 31 of the respective year.
(4)	Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.
(5)	In place annual rent per square foot represents annualized contractual rents per available square foot for the period.

Same-store facility results (329 facilities)

(in thousands, except percentage and per square foot data)

	Year ended December 31,		Percent
	2007	2006	Change
REVENUES
Rental income	$173,409	$170,101	1.9%
Other property related income	13,300	12,653	5.1%

Total revenues	$186,709	$182,754	2.2%

OPERATING EXPENSES
Property taxes	21,634	21,303	1.6%
Personnel expense	20,099	19,114	5.2%
Advertising	4,738	5,549	-14.6%
Repair and maintenance	2,886	1,946	48.3%
Utilities	8,165	8,111	0.7%
Property insurance	2,855	2,863	-0.3%
Other expenses	11,630	10,371	12.1%

Total operating expenses	$72,007	$69,257	4.0%

Net operating income (1)	$114,702	$113,497	1.1%

Gross margin	61.5%	62.1%

Period average occupancy (2)	81.7%	81.2%

Period end occupancy (3)	81.2%	79.7%

Total rentable square feet	20,040	20,040

Realized annual rent per occupied square foot (4)	$10.59	$10.45

In place annual rent per square foot (5)	$12.31	$12.23

Reconciliation of Same-Store Net Operating Income to Operating Income

Same-store net operating income (1)	$114,702	$113,497
Non same-store net operating income (1)	24,108	16,944
Indirect property overhead	(6,504)	(5,321)
Depreciation	(70,192)	(64,079)
Asset write off	—	(305)
Lease abandonment charge	(1,316)	—
General and administrative expense	(22,303)	(22,288)

Operating Income	$38,495	$38,448

(1)          Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes the impact of depreciation and general & administrative expense.

(2)   Square feet occupancy represents the weighted average occupancy for the period.

(3)   Represents occupancy at December 31 of the respective year.

(4)          Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.

(5)   In place annual rent per square foot represents annualized contractual rents per available square foot for the period.

Non-GAAP Measure — Computation of Funds From Operations

(in thousands, except per share data)

	Three months ended		Year ended
	December 31,		December 31,
	2007	2006	2007	2006

Net loss	$(5,884)	$(5,688)	$(13,077)	$(8,551)

Add (deduct):
Real estate depreciation	19,740	17,760	69,402	64,099
Gains on sales of real estate	(395)	—	(2,517)	—
Minority interests from continuing operations	(574)	(530)	(1,385)	(790)
Minority interests from discontinued operations	32	17	215	17

FFO	$12,919	$11,559	$52,638	$54,775

Non-recurring lease abandonment charge	—	—	1,316	—

FFO, excluding non-recurring charge	$12,919	$11,559	$53,954	$54,775

Loss per share - fully diluted	$(0.10)	$(0.10)	$(0.23)	$(0.15)
FFO per share and unit - fully diluted	$0.21	$0.18	$0.84	$0.87
FFO per share, excluding non-recurring charge (1)	$0.21	$0.18	$0.86	$0.87

Weighted-average diluted shares outstanding	57,599	57,412	57,497	57,287
Weighted-average diluted shares and units outstanding	62,679	62,811	62,660	62,606

Dividend per common share and unit	$0.18	$0.29	$1.05	$1.16
Payout ratio of FFO	87%	158%	125%	133%

(1)          Included as an expense in FFO is $1.0 million in the first quarter of 2007 of legal and professional costs associated with an inquiry into actions of a former Trustee and a former officer.  After adjusting for this item, 2007 FFO per share is $0.88.